ICAHN PARTNERS LP
                         ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                       ICAHN PARTNERS MASTER FUND III LP
                         HIGH RIVER LIMITED PARTNERSHIP
                              c/o Icahn Capital LP
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                               February 11, 2011

VIA  HAND  DELIVERY
-------------------
Mentor  Graphics  Corporation
8005  S.W.  Boeckman  Road
Wilsonville,  OR  97070-7777
Attention:  Secretary

Re: Shareholders' Notice (this "Notice") of Shareholder Proposals and Nomination of Persons for Election as Directors at the 2011 Annual Meeting of Shareholders of Mentor Graphics Corporation (the "Corporation")
     ---------------------------------------------------------------------------

Ladies  and  Gentlemen:

     Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership ("Icahn Master"), Icahn Partners Master Fund II LP, a Cayman Islands exempted limited partnership ("Icahn Master II"), Icahn Partners Master Fund III LP, a Cayman Islands exempted limited partnership ("Icahn Master III") and High River Limited Partnership, a Delaware limited partnership ("High River", and together with Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, the "Record Holders" and each of them a "Record Holder") hereby submit this notice (this "Notice") on the date hereof pursuant to the requirements (the "Bylaw Requirements") set forth in the Bylaws of the Corporation, effective December 2009 (the "Bylaws"), of their intent to make Proposals (as defined below) and nominate each person on the Slate (as defined below) for election as directors of the Corporation at the 2011 annual meeting of shareholders of the Corporation (the "Annual Meeting"), or a special meeting of shareholders of the Corporation called for a similar purpose. This Notice is submitted by the Record Holders and on behalf of the Beneficial Owners (as defined in Annex A).

     The address of Icahn Partners is 767 Fifth Avenue, 47th Floor, New York, NY 10153. The address of Icahn Master is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The address of Icahn Master II is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The address of Icahn Master III is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The address of High River is 767 Fifth Avenue, 47th Floor, New York, NY 10153 (1). Each of Icahn Master, Icahn Master II, Icahn Master III, Icahn Partners and High River is primarily engaged in the business of investing in securities.

     As of the close of business on February 10, 2011 (i) each of the Record Holders represents that it is the holder of record of, and is entitled to vote, 1000 shares of Common Stock, without par value, of the Corporation (the "Shares"); (ii) Icahn Partners represents that it is the direct beneficial owner of, and is entitled to vote, 4,908,189 Shares (including the 1000 Shares of which Icahn Partners is the shareholder of record); (iii) Icahn Master represents that it is the direct beneficial owner of, and is entitled to vote, 5,568,678 Shares (including the 1000 Shares of which Icahn Master is the shareholder of record); (iv) Icahn Master II represents that it is the direct beneficial owner of, and is entitled to vote, 1,632,955 Shares (including the 1000 Shares of which Icahn Master II is the shareholder of record); (v) Icahn Master III represents that it is the direct beneficial owner of, and is entitled to vote, 786,410 Shares (including the 1000 Shares of which Icahn Master III is the shareholder of record); and (vi) High River represents that it is the direct beneficial owner of, and is entitled to vote, 3,224,057 Shares (including the 1000 Shares of which High River is the shareholder of record), in each case as further described in Annex A. Carl C. Icahn, by virtue of his relationship to Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River is deemed to beneficially own (as that term is defined in Rule 13d-3 of the Securities Act of 1933, as amended) the Shares which Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River directly beneficially own, as further described in Annex A.
_________________________
(1) Please note that the Record Holders have been advised by American Stock Transfer & Trust Company ("AST") that the address set forth on the book entry for the Corporation at AST as the address for each of the Record Holders is: "767 5th Avenue, New York, NY 10153."

Each Record Holder hereby represents that it intends to appear in person or by proxy at the Annual Meeting to nominate for election as directors of the Corporation the following persons (each, a "Nominee" and collectively, the "Slate"):

                             Mr. Jose Maria Alapont
                                Mr. Gary Meyers
                              Mr. David Schechter

     Each Record Holder further represents that it intends to (i) deliver a proxy statement and a form of proxy to holders of at least the percentage of the Corporation's capital stock required to elect the Slate and (ii) otherwise solicit proxies from shareholders in support of the Slate.

     Mr. Alapont is a highly accomplished executive with more than 30 years of global leadership experience at both vehicle manufacturers and suppliers, with business and operations responsibilities in the Europe, Middle East and Africa, Asia Pacific, and Americas regions. Among other qualifications, Mr. Meyers has extensive experience in the semiconductor industry, in particular a strong systems level background, as well as executive leadership experience. Mr. Schechter has a strong record as a sophisticated investor and has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies. The Record Holders believe that these individuals' knowledge of industry, investments and corporate finance will significantly improve the business expertise of the Board of Directors. We also believe that each nominee is a strong shareholder-oriented individual who will help represent the best interests of the Corporation's shareholders.

     Each Record Holder further represents that it intends to appear in person or by proxy at the Annual Meeting to make the following proposals (the "Proposals") for consideration by the Corporation's shareholders:

     PROPOSAL 1

     To adopt a resolution that would add a new Article X to the Corporation's Bylaws to opt out of the Oregon Control Share Act.

     The  following  is  the  text  of  the  proposed  resolution:

          "RESOLVED, that a new Article X be added to the Corporation's Bylaws as follows:

                                   ARTICLE X
                           CONTROL SHARE ACQUISITIONS

     The  corporation  shall not be subject to the Oregon Control Share Act, ORS
     60.801 to 60.813. Notwithstanding any other provisions of these bylaws, this Article X may only be amended or repealed by a vote of the corporation's shareholders in accordance with the Oregon Business
     Corporation  Act,  and  not  by  the  Board  of  Directors."

     PROPOSAL 2

     To adopt a resolution that would add a new Article XI to the Corporation's Bylaws to opt out of certain provisions of the Oregon Business Corporations Act relating to business combinations with interested shareholders.

     The  following  is  the  text  of  the  proposed  resolution:

          "RESOLVED, that a new Article XI be added to the Corporation's Bylaws as follows:

                                   ARTICLE XI
                          BUSINESS COMBINATION STATUTE

     The corporation shall not be governed by Oregon statutes relating to business combinations with interested shareholders, ORS 60.825 to 60.845. Notwithstanding any other provisions of these bylaws, this Article XI may only be amended or repealed by a vote of the corporation's shareholders in accordance with the Oregon Business Corporation Act, and not by the Board of Directors."

     PROPOSAL 3

     To adopt resolutions that would amend Article II, Section 2.2 of the Bylaws of the Corporation, or any successor or alternative bylaw or bylaws governing the number and term of directors of the Corporation.

     The  following  is  the  text  of  the  proposed  resolutions:

          "RESOLVED, that Article II, Section 2.2 of the Bylaws of the Corporation, or any successor or alternative bylaw or bylaws governing the number and term of directors of the Corporation, be amended to read in its entirety as follows:

     2.2 Number, Term and Qualification. The number of directors of the corporation shall be set by resolution of the Board or action of the corporation's shareholders, and the number of directors shall be not less than 5 or more than 9. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Oregon or shareholders of the corporation. Notwithstanding any other provisions of these bylaws, this Section 2.2 may only be amended or repealed by a vote of the corporation's shareholders, and not by the Board of Directors.

          RESOLVED FURTHER, that this proposal shall be deemed to repeal any bylaw that is inconsistent with the intent of the foregoing resolution, which is to require the annual election of all directors."

     PROPOSAL 4

     To adopt a resolution that would amend Article I, Section 1.2 of the Bylaws of the Corporation to reinstate the right of holders of one-tenth of the outstanding shares to call a special meeting of shareholders.

     The  following  is  the  text  of  the  proposed  resolution:

          "RESOLVED,  that  Article  I,  Section  1.2  of  the  Bylaws  of  the
     Corporation  be  amended  to  read  in  its  entirety  as  follows:

     1.2 Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer or the Board of Directors at the request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. A demand by shareholders to hold a special meeting shall be signed, dated and delivered to the Secretary, and shall set forth (i) the business to be acted on at the special meeting and include the information specified in
     Section 1.12(a) of these bylaws for business other than nominations for election as directors (as if the meeting were an annual meeting of shareholders) and (ii) the information specified in Section 1.12(b)(2) of these bylaws for nominations brought before a special meeting by a shareholder pursuant to Section 1.12(b)(1)(ii) of these bylaws. The Board of Directors or the Chief Executive Officer shall have the sole power to determine the place, time and date for any special meeting of shareholders, and to set a record date for the determination of shareholders entitled to vote at such meeting in the manner set forth in Section 1.6 of these bylaws. Following such determination, it shall be the duty of the secretary to cause notice to be given to the shareholders entitled to vote at such meeting, in the manner set forth in Section 1.4 hereof, that a meeting will be held at the place, time and date so determined by the Board of Directors or the Chief Executive Officer. Notwithstanding any other provisions of these bylaws, this Section 1.2 may only be amended or repealed by a vote of the corporation's shareholders, and not by the Board of Directors."

     PROPOSAL  5

     To adopt a resolution that would repeal any provision of the Corporation's Bylaws in effect at the time of the Annual Meeting that was not included in the Corporation's Bylaws in effect as of January 1, 2010, as publicly filed with the Securities and Exchange Commission on December 15, 2009, and is inconsistent with any of the foregoing proposals that are approved by the shareholders at the Annual Meeting.

     The Record Holders are not aware of any such provision of the Corporation's Bylaws that has become effective, but it is possible that following the date of this Notice and prior to the adoption of this resolution such a provision could be disclosed and/or become effective.

     The  following  is  the  text  of  the  proposed  resolution:

          "RESOLVED, that any provision of the Bylaws of Mentor Graphics Corporation as of the effectiveness of this resolution that was not included in the Bylaws, effective as of January 1, 2010, as publicly filed with the Securities and Exchange Commission on December 15, 2009, and is inconsistent with any of the foregoing proposals approved by shareholders at the Annual Meeting, be and hereby are repealed."

     The Record Holders believe the Proposals are appropriate for consideration at the Annual Meeting for the reasons described below.

     With respect to Proposals 1 and 2 relating to opting out of the Oregon Control Share Act and provisions of the Oregon Business Corporation Act relating to business combinations with interested shareholders, respectively, the Record Holders believe that shareholders should be given the opportunity to cause the Corporation not to be subject to these statutory provisions, both of which may discourage acquisitions of the Corporation's common stock, hinder attempts to acquire control of the Corporation, discourage or prevent a business combination with the Corporation, and have a negative effect on shareholder value.

     With respect to Proposal 3 to amend Section 2.2 of the Corporation's bylaws, the Record Holders believe that as a matter of best corporate governance, the shareholders should have the ability to elect all directors on an annual basis and that the shareholders should have the opportunity at the Annual Meeting to vote to require shareholder approval of any change to the requirement for an annual vote for all directors.

     Proposal 4 would reinstate the right of holders of one-tenth of the outstanding shares to call a special meeting of shareholders, which was provided for in the Bylaws until the Board of Directors removed it in 2009. The Record Holders believe that the right of shareholders to call a special meeting is appropriate and reflective of good corporate governance and that the shareholders should have the opportunity to consider this proposal at the Annual Meeting.

     Proposal 5 is appropriate for consideration at the Annual Meeting in case the Corporation takes actions between the date of this Notice and the date of the Annual Meeting to frustrate the purposes of the various proposals being made by the Record Holders.

     Each Record Holder further represents that it intends to (i) deliver a proxy statement and a form of proxy to holders of at least the percentage of the Corporation's capital stock required to approve the Proposals and (ii) otherwise solicit proxies from shareholders in support of the Proposals.

     In this Notice: (i) certain information relating to the Record Holders and Beneficial Owner(s) (as defined in Annex A) is set forth in the body of this Notice (including the footnotes hereto) and Annex A and Annex B; (ii) certain information relating to each Nominee is set forth in the body of this Notice and Annex B; and (iii) the written consent of each Nominee to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected is attached as Annex C. Each Nominee (other than Mr. Schechter) is also party to an agreement substantially in the form attached hereto as Annex D, pursuant to which Icahn Capital LP, an affiliate of the Record Holders, has agreed to indemnify such Nominee with respect to certain costs incurred by such Nominee in connection with the proxy contest relating to the Annual Meeting (the "Nominee Agreement").

     Each Nominee, Record Holder and Beneficial Owner has an interest in the election of directors at the Annual Meeting: (i) directly and/or indirectly through the beneficial ownership (if any) of Shares, as described on Annex A and any applicable attachments thereto, (ii) pursuant to the Nominee Agreement, if applicable, relating to such Nominee and each Record Holder, and (iii) with respect to Mr. Alapont, through an investment in Icahn Partners described in Annex A.

     Each Record Holder and Beneficial Owner has an interest in the Proposals directly and/or indirectly through the beneficial ownership (if any) of Shares, as described on Annex A, and, with respect to Proposals 1 and 2, through the potential ability to acquire additional Shares without restrictions on its ability to vote those Shares or to participate in a business combination transaction with the Corporation, respectively.

     With respect to each Nominee, other than as disclosed in this Notice, (i) such Nominee is not, and, within the past year, was not a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Nominee nor any of such Nominee's associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Record Holder and Beneficial Owner, other than as disclosed in this Notice, (i) neither such Record Holder nor such Beneficial Owner is, or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Record Holder, Beneficial Owner nor any of their respective associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Nominee, such Nominee is independent under the independence standards applicable to the Corporation under (i) paragraph (a)(1) of Item 407 of Regulation S-K and (ii) NASDAQ Listing Rule 5605.

     In consideration of providing certain investment advisory, administrative and back office services to the Record Holders, Icahn Onshore LP, the general partner of Icahn Partners and Icahn Offshore LP, the general partner of Icahn Master, Icahn Master II and Icahn Master III, (together, the "General Partners"), are allocated from the Record Holders on an annual basis (i) special profits interest allocations ranging from 1.5% to 2.25% of the balance in each of the Record Holders' capital accounts attributable to fee-paying investors but such allocations are made only to the extent that there are sufficient profits to cover such amounts and (ii) incentive allocations, subject to a "Highwater Mark" (whereby the General Partners do not earn incentive allocations during a particular year even though the fund had a positive return in such year until losses in prior periods are recovered), ranging from 15% to 22% of the net profits generated by fee-paying investors of the Record Holders. Therefore, the amounts received by the General Partners will be affected by the combination of fee-paying assets under management and the investment performance of the Record Holders (including any increase or decrease in the value of shares of the Corporation). The General Partners are owned by Icahn Capital LP, which is a subsidiary of Icahn Enterprises L.P., a New York Stock Exchange listed master limited partnership ("Icahn Enterprises"). Carl C. Icahn is the indirect owner of the general partner of Icahn Enterprises and the indirect holder of approximately 92.5% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises. In addition, Icahn Enterprises is the owner of approximately 76% of the outstanding shares of common stock of Federal-Mogul Corporation, a NASDAQ listed auto parts supplier ("Federal-Mogul"). Carl C. Icahn is the chairman of the board of directors of Federal-Mogul and Jose Maria Alapont is the president, chief executive officer and a director of Federal-Mogul.

     The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto should be deemed disclosed for all purposes of this Notice. All upper case terms appearing in the Annexes and all attachments thereto that are not defined in such Annexes and attachments shall have the meanings given in the body of this Notice or the Annexes, as applicable.

     Information is set forth herein as of the close of business on February 10, 2011. Neither the delivery of this Notice nor any delivery by any Record Holder, Beneficial Owner, or Nominee of additional information to the Corporation from and after the date hereof shall be deemed to constitute an admission by any Record Holder, Beneficial Owner, Nominee or any of their respective affiliates (if any) that such delivery is required or that each and every item or any item of information is required or as to the legality or enforceability of any notice requirement or any other matter, or a waiver by any Record Holder, Beneficial Owner, Nominee or any of their respective affiliates (if any) of their right to contest or challenge, in any way, the validity or enforceability of any notice requirement or any other matter (including actions taken by the Board of Directors of the Corporation in anticipation of, or following receipt of, this Notice). Furthermore, this Notice assumes that the Board of Directors will nominate a total of eight director nominees for election to the Board of Directors at the Annual Meeting and if the Board of Directors of the Corporation increases the number of directors to be nominated and elected at the Annual Meeting or a special meeting called for a similar purpose, the Record Holders reserve the right to add additional director nominees in respect of each such additional directorship. In the event any statement or other information in this Notice is not correct, or to the extent any applicable information has been omitted from this Notice, the Record Holders, Beneficial Owners and Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this Notice.



                            [Signature page follows]

Very  truly  yours,


ICAHN  PARTNERS  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory


ICAHN  PARTNERS  MASTER  FUND  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory


ICAHN  PARTNERS  MASTER  FUND  II  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory

ICAHN  PARTNERS  MASTER  FUND  III  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory

HIGH  RIVER  LIMITED  PARTNERSHIP
By:  Hopper  Investments  LLC,  its  general  partner
By:  Barberry  Corp.,  its  sole  member


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory


   [Signature page to Shareholders' Notice of Intent to Nominate Persons for
      Election as Directors at the 2011 Annual Meeting of Shareholders of
                          Mentor Graphics Corporation]

                                                                         ANNEX A

                      SECURITY OWNERSHIP OF RECORD HOLDERS

(1) TITLE          (2) NAME OF          (3) AMOUNT OF      (4) PERCENT
    OF                 BENEFICIAL           BENEFICIAL         OF
    CLASS              OWNER (2)            OWNERSHIP          CLASS (3)
    ------             -----------          -----------        ----------
Common Stock, par       High River           3,224,057            2.94%
value $0.01 per
share ("Shares")

    Shares          Icahn Partners           4,908,189            4.48%

    Shares            Icahn Master           5,568,678            5.08%

    Shares         Icahn Master II           1,632,955            1.49%

    Shares        Icahn Master III             786,410            0.72%


           DESCRIPTION OF BENEFICIAL OWNERSHIP AND BENEFICIAL OWNERS

     Barberry Corp., a Delaware corporation ("Barberry"), is the sole member of Hopper Investments LLC, a Delaware limited liability company ("Hopper"), which is the general partner of High River. Beckton Corp., a Delaware corporation ("Beckton") is the sole stockholder of Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn Enterprises GP"), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Holdings"). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company ("IPH"), which is the general partner of Icahn Capital L.P., a Delaware limited partnership ("Icahn Capital"). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore") and Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"). Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn ("Mr. Icahn," and collectively with Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the "Beneficial Owners" and each of them a "Beneficial Owner." As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Record Holders.
_________________________
(2) Please note that each Record Holder listed in this table is, as of the date of this Notice, the direct beneficial owner of the Shares set forth under the heading "(3) Amount of Beneficial Ownership" and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading "Description of Beneficial Ownership."
(3) Please note that percentages of ownership set forth in this column were calculated based on the 109,672,191 Shares stated to be outstanding AS of December 3, 2010 by the Corporation in the Corporation's Form 10-Q filed for the quarterly period ended October 31, 2010.

     The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and
(ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

     Barberry is primarily engaged in the business of serving as the sole member of Hopper and investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River and investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of each of Icahn Master, Icahn Master II and Icahn Master
III. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn
Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP. Mr. Carl C. Icahn is primarily engaged in serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises, through which Mr. Icahn manages various private investment funds, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises, a New York Stock Exchange listed diversified holding company engaged in a variety of businesses, including investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation ("Starfire"), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire's subsidiaries.

     The Record Holders and Carl C. Icahn may be deemed to beneficially own, in the aggregate, 16,120,289 Shares, representing approximately 14.70% of the Corporation's outstanding Shares (based upon the 109,672,191 Shares stated to be outstanding as of December 3, 2010 by the Corporation in the Corporation's Form 10Q filed for the quarterly period ended October 31, 2010).

     High River has sole voting power and sole dispositive power with regard to 3,224,057 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 4,908,189 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 5,568,678 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,632,955
Shares.  Each  of  Icahn  Offshore,  Icahn  Capital,  IPH, Icahn Holdings, Icahn
Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 786,410 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

     Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the 3,224,057 Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the 4,908,189 Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the 7,988,043 Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.

     Without acknowledging the following disclosure is required, on January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Carl
C. Icahn, Icahn Associates Corp. and High River alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Exchange Act. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. It then denied plaintiff's motion for a preliminary injunction and ordered dissolution of its temporary restraining order following dissemination of the supplement. Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiff's stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint was dissolved. The appeal was argued on March 9 and denied on March 22, 2001.

TWO YEAR SUMMARY TABLE:

The following table indicates the date of each purchase and sale of Shares, as well as the exercise of call options, by Mr. Icahn and his affiliates within the past two years, and the number of shares in each such purchase and sale.


NAME                            DATE     SHARES PURCHASED/CALL OPTIONS EXERCISED
----                            ----     ---------------------------------------
High River                   04/07/2010                  56,020
High River                   04/08/2010                  27,880
High River                   04/09/2010                  80,000
High River                   04/12/2010                  29,640
High River                   04/13/2010                  60,000
High River                   04/14/2010                  66,800
High River                   04/15/2010                  20,800
High River                   04/16/2010                  40,000
High River                   04/19/2010                  27,860
High River                   04/20/2010                  12,820
High River                   04/21/2010                  28,840
High River                   04/22/2010                  70,000
High River                   04/23/2010                  23,040
High River                   04/26/2010                  37,140
High River                   04/27/2010                  44,740
High River                   04/28/2010                  31,000
High River                   04/29/2010                  39,520
High River                   04/30/2010                  35,240
High River                   05/03/2010                  20,000
High River                   05/04/2010                  40,000
High River                   05/05/2010                  36,860
High River                   05/06/2010                  34,820
High River                   05/07/2010                  40,000
High River                   05/10/2010                  25,820
High River                   05/11/2010                  32,400
High River                   05/12/2010                  34,500
High River                   05/13/2010                  38,840
High River                   05/14/2010                  26,240
High River                   05/17/2010                  43,387
High River                   05/18/2010                  56,400
High River                   05/19/2010                  57,520
High River                   05/20/2010                  60,000
High River                   05/21/2010                  41,720
High River                   05/24/2010                  32,660
High River                   05/25/2010                  38,120
High River                   05/26/2010                  34,102
High River                   05/27/2010                  39,035
High River                   06/02/2010                  40,000
High River                   06/03/2010                  20,000
High River                   06/04/2010                  30,000
High River                   08/24/2010               1,647,013 (4)
High River                   09/09/2010                  20,000
High River                   09/10/2010                   3,280

Icahn Partners               04/07/2010                  82,225
Icahn Partners               04/08/2010                  40,921
Icahn Partners               04/09/2010                 117,422
Icahn Partners               04/12/2010                  43,505
Icahn Partners               04/13/2010                  88,067
Icahn Partners               04/14/2010                  98,048
Icahn Partners               04/15/2010                  30,529
Icahn Partners               04/16/2010                  58,710
_________________________
(4) The Record Holder acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

Icahn Partners               04/19/2010                  40,892
Icahn Partners               04/20/2010                  18,817
Icahn Partners               04/21/2010                  42,331
Icahn Partners               04/22/2010                 102,744
Icahn Partners               04/23/2010                  33,817
Icahn Partners               04/26/2010                  54,514
Icahn Partners               04/27/2010                  65,668
Icahn Partners               04/28/2010                  45,501
Icahn Partners               04/29/2010                  58,007
Icahn Partners               04/30/2010                  51,724
Icahn Partners               05/03/2010                  20,124
Icahn Partners               05/04/2010                  58,832
Icahn Partners               05/05/2010                  53,678
Icahn Partners               05/06/2010                  50,707
Icahn Partners               05/07/2010                  58,251
Icahn Partners               05/10/2010                  37,600
Icahn Partners               05/11/2010                  47,183
Icahn Partners               05/12/2010                  50,241
Icahn Partners               05/13/2010                  56,561
Icahn Partners               05/14/2010                  38,213
Icahn Partners               05/17/2010                  63,182
Icahn Partners               05/18/2010                  82,134
Icahn Partners               05/19/2010                  83,764
Icahn Partners               05/20/2010                  87,375
Icahn Partners               05/21/2010                  60,755
Icahn Partners               05/24/2010                  47,563
Icahn Partners               05/25/2010                  55,512
Icahn Partners               05/26/2010                  49,662
Icahn Partners               05/27/2010                  56,846
Icahn Partners               06/02/2010                  57,030
Icahn Partners               06/03/2010                  29,108
Icahn Partners               06/04/2010                  43,664
Icahn Partners               08/24/2010               2,615,269 (5)
Icahn Partners               09/09/2010                  26,499
Icahn Partners               09/10/2010                   4,994

Icahn Master                 04/07/2010                  94,135
Icahn Master                 04/08/2010                  46,848
Icahn Master                 04/09/2010                 134,430
Icahn Master                 04/12/2010                  49,806
Icahn Master                 04/13/2010                 100,823
Icahn Master                 04/14/2010                 112,249
Icahn Master                 04/15/2010                  34,952
Icahn Master                 04/16/2010                  67,215
_________________________
(5) The Record Holder acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

Icahn Master                 04/19/2010                  46,815
Icahn Master                 04/20/2010                  21,543
Icahn Master                 04/21/2010                  48,462
Icahn Master                 04/22/2010                 117,626
Icahn Master                 04/23/2010                  38,716
Icahn Master                 04/26/2010                  62,409
Icahn Master                 04/27/2010                  75,179
Icahn Master                 04/28/2010                  52,092
Icahn Master                 04/29/2010                  66,408
Icahn Master                 04/30/2010                  59,217
Icahn Master                 05/03/2010                  59,876
Icahn Master                 05/04/2010                  69,337
Icahn Master                 05/05/2010                  63,261
Icahn Master                 05/06/2010                  59,760
Icahn Master                 05/07/2010                  68,650
Icahn Master                 05/10/2010                  44,313
Icahn Master                 05/11/2010                  55,607
Icahn Master                 05/12/2010                  59,210
Icahn Master                 05/13/2010                  66,660
Icahn Master                 05/14/2010                  45,034
Icahn Master                 05/17/2010                  74,463
Icahn Master                 05/18/2010                  96,796
Icahn Master                 05/19/2010                  98,719
Icahn Master                 05/20/2010                 102,975
Icahn Master                 05/21/2010                  71,603
Icahn Master                 05/24/2010                  56,052
Icahn Master                 05/25/2010                  65,424
Icahn Master                 05/26/2010                  58,529
Icahn Master                 05/27/2010                  66,995
Icahn Master                 06/02/2010                  69,305
Icahn Master                 06/03/2010                  34,335
Icahn Master                 06/04/2010                  51,500
Icahn Master                 08/24/2010               2,864,284 (6)
Icahn Master                 09/09/2010                  31,399
Icahn Master                 09/10/2010                   5,666

Icahn Master II              04/07/2010                  34,635
Icahn Master II              04/08/2010                  17,237
Icahn Master II              04/09/2010                  49,460
Icahn Master II              04/12/2010                  18,326
Icahn Master II              04/13/2010                  37,095
Icahn Master II              04/14/2010                  41,299
Icahn Master II              04/15/2010                  12,861
_________________________
(6) The Record Holder acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

Icahn Master II              04/16/2010                  24,730
Icahn Master II              04/19/2010                  17,225
Icahn Master II              04/20/2010                   7,926
Icahn Master II              04/21/2010                  17,830
Icahn Master II              04/22/2010                  43,279
Icahn Master II              04/23/2010                  14,245
Icahn Master II              04/26/2010                  22,961
Icahn Master II              04/27/2010                  27,662
Icahn Master II              04/28/2010                  19,166
Icahn Master II              04/29/2010                  24,433
Icahn Master II              04/30/2010                  21,787
Icahn Master II              05/04/2010                  23,288
Icahn Master II              05/05/2010                  22,146
Icahn Master II              05/06/2010                  20,920
Icahn Master II              05/07/2010                  24,032
Icahn Master II              05/10/2010                  15,514
Icahn Master II              05/11/2010                  19,466
Icahn Master II              05/12/2010                  20,729
Icahn Master II              05/13/2010                  23,335
Icahn Master II              05/14/2010                  15,764
Icahn Master II              05/17/2010                  26,068
Icahn Master II              05/18/2010                  33,885
Icahn Master II              05/19/2010                  34,559
Icahn Master II              05/20/2010                  36,048
Icahn Master II              05/21/2010                  25,067
Icahn Master II              05/24/2010                  19,622
Icahn Master II              05/25/2010                  22,903
Icahn Master II              05/26/2010                  20,489
Icahn Master II              05/27/2010                  23,452
Icahn Master II              06/02/2010                  24,213
Icahn Master II              06/03/2010                  12,018
Icahn Master II              06/04/2010                  18,029
Icahn Master II              08/24/2010                 678,964 (7)
Icahn Master II              09/09/2010                  18,626
Icahn Master II              09/10/2010                   1,661

Icahn Master III             04/07/2010                  13,085
Icahn Master III             04/08/2010                   6,514
Icahn Master III             04/09/2010                  18,688
Icahn Master III             04/12/2010                   6,923
Icahn Master III             04/13/2010                  14,015
Icahn Master III             04/14/2010                  15,604
Icahn Master III             04/15/2010                   4,858
Icahn Master III             04/16/2010                   9,345
__________________________
(7) The Record Holder acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.

Icahn Master III             04/19/2010                   6,508
Icahn Master III             04/20/2010                   2,994
Icahn Master III             04/21/2010                   6,737
Icahn Master III             04/22/2010                  16,351
Icahn Master III             04/23/2010                   5,382
Icahn Master III             04/26/2010                   8,676
Icahn Master III             04/27/2010                  10,451
Icahn Master III             04/28/2010                   7,241
Icahn Master III             04/29/2010                   9,232
Icahn Master III             04/30/2010                   8,232
Icahn Master III             05/04/2010                   8,543
Icahn Master III             05/05/2010                   8,355
Icahn Master III             05/06/2010                   7,893
Icahn Master III             05/07/2010                   9,067
Icahn Master III             05/10/2010                   5,853
Icahn Master III             05/11/2010                   7,344
Icahn Master III             05/12/2010                   7,820
Icahn Master III             05/13/2010                   8,804
Icahn Master III             05/14/2010                   5,949
Icahn Master III             05/17/2010                   9,835
Icahn Master III             05/18/2010                  12,785
Icahn Master III             05/19/2010                  13,038
Icahn Master III             05/20/2010                  13,602
Icahn Master III             05/21/2010                   9,455
Icahn Master III             05/24/2010                   7,403
Icahn Master III             05/25/2010                   8,641
Icahn Master III             05/26/2010                   7,730
Icahn Master III             05/27/2010                   8,848
Icahn Master III             06/02/2010                   9,452
Icahn Master III             06/03/2010                   4,539
Icahn Master III             06/04/2010                   6,807
Icahn Master III             08/24/2010                 429,536 (8)
Icahn Master III             09/09/2010                   3,476
Icahn Master III             09/10/2010                     799
_________________________
(8) The Record Holder acquired these Shares upon the exercise of call options as described on Attachment I-A to this Annex A.




Shares purchased by each of the Record Holders are maintained in margin accounts that include positions in securities in addition to the Shares. As of February 10, 2011, the indebtedness of (i) High River's margin account was approximately $767,237,936, (ii) Icahn Partners' margin account was approximately
$577,082,565, (iii) Icahn Master's margin account was approximately $756,279,432, (iv) Icahn Master II's margin account was approximately $285,031,934, and (v) Icahn Master III's margin account was approximately $66,422,893.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-A

The following are American call options purchased by the Record Holders, which were written by UBS AG with a $5.65 strike price and an expiration date of June 7, 2012, and which provided for physical settlement. These are further described in the chart set forth below. On August 24, 2010, the Record Holders exercised all of their respective call options.


                                                                  OPTION PREMIUM
NAME                    DATE                QUANTITY              PAID ($)
----                    ----                --------              --------------
High River           06/07/2010               23,499                  73,098.34
High River           06/08/2010               30,000                  89,178.00
High River           06/09/2010               18,785                  59,460.16
High River           06/10/2010               40,000                 138,056.00
High River           06/11/2010               37,257                 136,498.47
High River           06/14/2010               26,980                  99,915.03
High River           06/15/2010               57,000                 222,630.60
High River           06/16/2010               40,000                 152,188.00
High River           06/17/2010               25,200                  97,045.20
High River           06/18/2010               40,000                 158,048.00
High River           06/21/2010               24,000                  96,132.00
High River           06/22/2010              111,123                 428,012.46
High River           06/23/2010               24,240                  93,534.89
High River           06/24/2010               41,901                 154,225.01
High River           06/25/2010               33,140                 124,371.11
High River           06/28/2010               29,663                 112,292.25
High River           06/29/2010               59,927                 212,632.98
High River           06/30/2010              100,000                 326,080.00
High River           07/01/2010               44,000                 134,032.80
High River           07/02/2010              100,000                 281,200.00
High River           07/06/2010               90,000                 243,459.00
High River           07/07/2010               20,000                  59,298.00
High River           07/08/2010               26,949                  90,427.37
High River           07/09/2010                8,732                  29,963.86
High River           07/12/2010               17,780                  60,875.16
High River           07/13/2010               33,937                 126,853.11
High River           07/14/2010               37,354                 140,749.87
High River           07/15/2010               15,457                  56,943.59
High River           07/19/2010                2,027                   6,570.32
High River           07/20/2010               20,000                  65,960.00
High River           07/21/2010               20,000                  68,084.00
High River           07/22/2010               40,000                 150,348.00
High River           07/23/2010               40,000                 160,732.00
High River           07/26/2010               47,659                 197,069.97
High River           07/27/2010               40,000                 165,760.00
High River           07/28/2010               14,025                  57,703.06
High River           07/29/2010               70,000                 275,835.00
High River           07/30/2010               15,000                  60,586.50
High River           08/02/2010               15,583                  66,291.64
High River           08/03/2010                7,117                  29,605.30
High River           08/04/2010               10,790                  45,648.17
High River           08/05/2010                5,573                  23,194.27
High River           08/06/2010                8,089                  32,780.67
High River           08/09/2010                8,800                  38,027.44
High River           08/10/2010               10,600                  43,685.78
High River           08/11/2010               17,000                  62,726.60
High River           08/12/2010               22,123                  75,864.19
High River           08/13/2010               20,000                  65,460.00
High River           08/16/2010               20,000                  71,168.00
High River           08/17/2010               15,703                  59,181.47
High River           08/18/2010               20,000                  75,468.00

Icahn Partners       06/07/2010               34,201                 106,389.05
Icahn Partners       06/08/2010               43,663                 129,792.63
Icahn Partners       06/09/2010               27,340                  86,539.30
Icahn Partners       06/10/2010               58,218                 200,933.61
Icahn Partners       06/11/2010               54,226                 198,667.80
Icahn Partners       06/14/2010               39,269                 145,424.89
Icahn Partners       06/15/2010               82,961                 324,029.07
Icahn Partners       06/16/2010               58,218                 221,502.02
Icahn Partners       06/17/2010               36,677                 141,243.13
Icahn Partners       06/18/2010               58,219                 230,034.91
Icahn Partners       06/21/2010               34,930                 139,912.12
Icahn Partners       06/22/2010              161,733                 622,947.00
Icahn Partners       06/23/2010               35,281                 136,138.79
Icahn Partners       06/24/2010               60,983                 224,460.13
Icahn Partners       06/25/2010               48,234                 181,017.38
Icahn Partners       06/28/2010               43,173                 163,435.71
Icahn Partners       06/29/2010               87,222                 309,481.10
Icahn Partners       06/30/2010              145,545                 474,593.14
Icahn Partners       07/01/2010              138,152                 420,838.62
Icahn Partners       07/02/2010              177,050                 497,864.60
Icahn Partners       07/06/2010              157,069                 424,887.35
Icahn Partners       07/07/2010               34,904                 103,486.87
Icahn Partners       07/08/2010               47,032                 157,815.88
Icahn Partners       07/09/2010               15,238                  52,289.20
Icahn Partners       07/12/2010               31,030                 106,240.51
Icahn Partners       07/13/2010               59,228                 221,388.34
Icahn Partners       07/14/2010               65,191                 245,639.69
Icahn Partners       07/15/2010               26,978                  99,386.95
Icahn Partners       07/19/2010                3,538                  11,468.07
Icahn Partners       07/20/2010               34,905                 115,116.69
Icahn Partners       07/21/2010               34,905                 118,823.60
Icahn Partners       07/22/2010               69,807                 262,383.57
Icahn Partners       07/23/2010               61,585                 247,467.01
Icahn Partners       07/26/2010               72,818                 301,102.43
Icahn Partners       07/27/2010               61,116                 253,264.70
Icahn Partners       07/28/2010               21,428                  88,161.22
Icahn Partners       07/29/2010              106,953                 421,448.30
Icahn Partners       07/30/2010               22,918                  92,568.09
Icahn Partners       08/02/2010               10,724                  45,620.97
Icahn Partners       08/03/2010               10,845                  45,113.03
Icahn Partners       08/04/2010               16,439                  69,546.83
Icahn Partners       08/05/2010                8,491                  35,338.69
Icahn Partners       08/06/2010               12,324                  49,943.01
Icahn Partners       08/09/2010               13,408                  57,939.99
Icahn Partners       08/10/2010               16,150                  66,559.00
Icahn Partners       08/11/2010               25,901                  95,569.51
Icahn Partners       08/12/2010               33,708                 115,591.47
Icahn Partners       08/13/2010               30,472                  99,734.86
Icahn Partners       08/16/2010               30,471                 108,428.01
Icahn Partners       08/17/2010               23,926                  90,172.31
Icahn Partners       08/18/2010               30,472                 114,983.04

Icahn Master         06/07/2010               40,340                 125,485.64
Icahn Master         06/08/2010               51,500                 153,088.90
Icahn Master         06/09/2010               32,248                 102,074.59
Icahn Master         06/10/2010               68,668                 237,000.74
Icahn Master         06/11/2010               63,959                 234,326.59
Icahn Master         06/14/2010               46,316                 171,522.04
Icahn Master         06/15/2010               97,851                 382,186.44
Icahn Master         06/16/2010               68,668                 261,261.14
Icahn Master         06/17/2010               43,260                 166,594.26
Icahn Master         06/18/2010               68,667                 271,317.05
Icahn Master         06/21/2010               41,201                 165,030.61
Icahn Master         06/22/2010              190,765                 734,769.55
Icahn Master         06/23/2010               41,611                 160,564.37
Icahn Master         06/24/2010               71,931                 264,756.43
Icahn Master         06/25/2010               56,890                 213,502.48
Icahn Master         06/28/2010               50,922                 192,770.32
Icahn Master         06/29/2010              102,877                 365,028.17
Icahn Master         06/30/2010              171,668                 559,775.01
Icahn Master         07/02/2010              194,521                 546,993.05
Icahn Master         07/06/2010              177,711                 480,726.03
Icahn Master         07/07/2010               39,491                 117,086.87
Icahn Master         07/08/2010               53,211                 178,549.51
Icahn Master         07/09/2010               17,242                  59,165.92
Icahn Master         07/12/2010               35,110                 120,209.62
Icahn Master         07/13/2010               67,010                 250,476.68
Icahn Master         07/14/2010               73,758                 277,920.14
Icahn Master         07/15/2010               30,521                 112,439.36
Icahn Master         07/19/2010                4,003                  12,975.32
Icahn Master         07/20/2010               39,491                 130,241.32
Icahn Master         07/21/2010               39,491                 134,435.26
Icahn Master         07/22/2010               78,983                 296,873.40
Icahn Master         07/23/2010               69,676                 279,979.07
Icahn Master         07/26/2010               82,387                 340,670.25
Icahn Master         07/27/2010               69,148                 286,549.31
Icahn Master         07/28/2010               24,244                  99,747.09
Icahn Master         07/29/2010              121,008                 476,832.02
Icahn Master         07/30/2010               25,930                 104,733.86
Icahn Master         08/02/2010               25,477                 108,381.71
Icahn Master         08/03/2010               12,300                  51,165.54
Icahn Master         08/04/2010               18,647                  78,888.00
Icahn Master         08/05/2010                9,632                  40,087.42
Icahn Master         08/06/2010               13,979                  56,649.90
Icahn Master         08/09/2010               15,208                  65,718.33
Icahn Master         08/10/2010               18,320                  75,502.22
Icahn Master         08/11/2010               29,378                 108,398.94
Icahn Master         08/12/2010               38,235                 131,115.46
Icahn Master         08/13/2010               34,564                 113,127.97
Icahn Master         08/16/2010               34,565                 122,996.10
Icahn Master         08/17/2010               27,137                 102,273.93
Icahn Master         08/18/2010               34,564                 130,423.80

Icahn Master II      06/07/2010               14,121                  43,926.19
Icahn Master II      06/08/2010               18,029                  53,593.01
Icahn Master II      06/09/2010               11,287                  35,726.74
Icahn Master II      06/10/2010               24,037                  82,961.30
Icahn Master II      06/11/2010               22,389                  82,026.58
Icahn Master II      06/14/2010               16,213                  60,041.60
Icahn Master II      06/15/2010               34,253                 133,785.37
Icahn Master II      06/16/2010               24,037                  91,453.57
Icahn Master II      06/17/2010               15,144                  58,319.54
Icahn Master II      06/18/2010               24,037                  94,974.99
Icahn Master II      06/21/2010               14,423                  57,771.33
Icahn Master II      06/22/2010               66,777                 257,204.97
Icahn Master II      06/23/2010               14,566                  56,205.82
Icahn Master II      06/24/2010               25,179                  92,676.35
Icahn Master II      06/25/2010               19,916                  74,742.76
Icahn Master II      06/28/2010               17,825                  67,478.32
Icahn Master II      06/29/2010               36,011                 127,774.23
Icahn Master II      06/30/2010               60,094                 195,954.52
Icahn Master II      07/23/2010               18,851                  75,748.97
Icahn Master II      07/26/2010               23,737                  98,152.50
Icahn Master II      07/27/2010               19,923                  82,560.91
Icahn Master II      07/28/2010                6,985                  28,738.39
Icahn Master II      07/29/2010               34,866                 137,389.47
Icahn Master II      07/30/2010                7,472                  30,180.16
Icahn Master II      08/02/2010               25,259                 107,454.31
Icahn Master II      08/03/2010                3,585                  14,912.88
Icahn Master II      08/04/2010                5,437                  23,001.77
Icahn Master II      08/05/2010                2,808                  11,686.62
Icahn Master II      08/06/2010                4,075                  16,513.94
Icahn Master II      08/09/2010                4,434                  19,160.64
Icahn Master II      08/10/2010                5,340                  22,007.74
Icahn Master II      08/11/2010                8,566                  31,606.83
Icahn Master II      08/12/2010               11,147                  38,225.29
Icahn Master II      08/13/2010               10,076                  32,978.75
Icahn Master II      08/16/2010               10,076                  35,854.44
Icahn Master II      08/17/2010                7,913                  29,822.51
Icahn Master II      08/18/2010               10,076                  38,020.78

Icahn Master III     06/07/2010                5,333                  16,589.36
Icahn Master III     06/08/2010                6,808                  20,237.46
Icahn Master III     06/09/2010                4,263                  13,493.67
Icahn Master III     06/10/2010                9,077                  31,328.36
Icahn Master III     06/11/2010                8,455                  30,976.58
Icahn Master III     06/14/2010                6,123                  22,675.31
Icahn Master III     06/15/2010               12,935                  50,521.52
Icahn Master III     06/16/2010                9,077                  34,535.26
Icahn Master III     06/17/2010                5,719                  22,023.87
Icahn Master III     06/18/2010                9,077                  35,865.04
Icahn Master III     06/21/2010                5,446                  21,813.95
Icahn Master III     06/22/2010               25,218                  97,132.17
Icahn Master III     06/23/2010                5,501                  21,226.71
Icahn Master III     06/24/2010                9,509                  34,999.78
Icahn Master III     06/25/2010                7,520                  28,221.81
Icahn Master III     06/28/2010                6,731                  25,480.87
Icahn Master III     06/29/2010               13,600                  48,255.52
Icahn Master III     06/30/2010               22,693                  73,997.33
Icahn Master III     07/01/2010               37,848                 115,292.58
Icahn Master III     07/02/2010               28,429                  79,942.35
Icahn Master III     07/06/2010               25,220                  68,222.62
Icahn Master III     07/07/2010                5,605                  16,618.26
Icahn Master III     07/08/2010                7,551                  25,337.38
Icahn Master III     07/09/2010                2,446                   8,393.45
Icahn Master III     07/12/2010                4,982                  17,057.37
Icahn Master III     07/13/2010                9,511                  35,551.17
Icahn Master III     07/14/2010               10,467                  39,439.66
Icahn Master III     07/15/2010                4,331                  15,955.40
Icahn Master III     07/19/2010                  569                   1,844.36
Icahn Master III     07/20/2010                5,604                  18,481.99
Icahn Master III     07/21/2010                5,604                  19,077.14
Icahn Master III     07/22/2010               11,210                  42,135.03
Icahn Master III     07/23/2010                9,888                  39,732.95
Icahn Master III     07/26/2010               11,692                  48,346.42
Icahn Master III     07/27/2010                9,813                  40,665.07
Icahn Master III     07/28/2010                3,441                  14,157.31
Icahn Master III     07/29/2010               17,173                  67,670.21
Icahn Master III     07/30/2010                3,680                  14,863.89
Icahn Master III     08/02/2010                  873                   3,713.83
Icahn Master III     08/03/2010                1,740                   7,238.05
Icahn Master III     08/04/2010                2,636                  11,151.86
Icahn Master III     08/05/2010                1,363                   5,672.67
Icahn Master III     08/06/2010                1,977                   8,011.79
Icahn Master III     08/09/2010                2,150                   9,290.80
Icahn Master III     08/10/2010                2,590                  10,674.17
Icahn Master III     08/11/2010                4,155                  15,331.12
Icahn Master III     08/12/2010                5,404                  18,531.40
Icahn Master III     08/13/2010                4,888                  15,998.42
Icahn Master III     08/16/2010                4,888                  17,393.46
Icahn Master III     08/17/2010                3,835                  14,453.35
Icahn Master III     08/18/2010                4,888                  18,444.38

                                                                         ANNEX A
                                                                  ATTACHMENT 1-B

The following are European put options which were written by the Record Holders to UBS AG and had a $5.65 strike price and an expiration date of June 7, 2012, and provided for cash settlement only and are further described in the chart set forth below. On August 24, 2010, the Record Holders exercised all of the call options described in Annex A Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

                                                                  OPTION PREMIUM
NAME                    DATE                QUANTITY              RECEIVED ($)
----                    ----                --------              --------------
High River            06/07/2010              23,499                  234.99
High River            06/08/2010              30,000                  300.00
High River            06/09/2010              18,785                  187.85
High River            06/10/2010              40,000                  400.00
High River            06/11/2010              37,257                  372.57
High River            06/14/2010              26,980                  269.80
High River            06/15/2010              57,000                  570.00
High River            06/16/2010              40,000                  400.00
High River            06/17/2010              25,200                  252.00
High River            06/18/2010              40,000                  400.00
High River            06/21/2010              24,000                  240.00
High River            06/22/2010             111,123                1,111.23
High River            06/23/2010              24,240                  242.40
High River            06/24/2010              41,901                  419.01
High River            06/25/2010              33,140                  331.40
High River            06/28/2010              29,663                  296.63
High River            06/29/2010              59,927                  599.27
High River            06/30/2010             100,000                1,000.00
High River            07/01/2010              44,000                  440.00
High River            07/02/2010             100,000                1,000.00
High River            07/06/2010              90,000                  900.00
High River            07/07/2010              20,000                  200.00
High River            07/08/2010              26,949                  269.49
High River            07/09/2010               8,732                   87.32
High River            07/12/2010              17,780                  177.80
High River            07/13/2010              33,937                  339.37
High River            07/14/2010              37,354                  373.54
High River            07/15/2010              15,457                  154.57
High River            07/19/2010               2,027                   20.27
High River            07/20/2010              20,000                  200.00
High River            07/21/2010              20,000                  200.00
High River            07/22/2010              40,000                  400.00
High River            07/23/2010              40,000                  400.00
High River            07/26/2010              47,659                  476.59
High River            07/27/2010              40,000                  400.00
High River            07/28/2010              14,025                  140.25
High River            07/29/2010              70,000                  700.00
High River            07/30/2010              15,000                  150.00
High River            08/02/2010              15,583                  155.83
High River            08/03/2010               7,117                   71.17
High River            08/04/2010              10,790                  107.90
High River            08/05/2010               5,573                   55.73
High River            08/06/2010               8,089                   80.89
High River            08/09/2010               8,800                   88.00
High River            08/10/2010              10,600                  106.00
High River            08/11/2010              17,000                  170.00
High River            08/12/2010              22,123                  221.23
High River            08/13/2010              20,000                  200.00
High River            08/16/2010              20,000                  200.00
High River            08/17/2010              15,703                  157.03
High River            08/18/2010              20,000                  200.00

Icahn Partners        06/07/2010              34,201                  342.01
Icahn Partners        06/08/2010              43,663                  436.63
Icahn Partners        06/09/2010              27,340                  273.40
Icahn Partners        06/10/2010              58,218                  582.18
Icahn Partners        06/11/2010              54,226                  542.26
Icahn Partners        06/14/2010              39,269                  392.69
Icahn Partners        06/15/2010              82,961                  829.61
Icahn Partners        06/16/2010              58,218                  582.18
Icahn Partners        06/17/2010              36,677                  366.77
Icahn Partners        06/18/2010              58,219                  582.19
Icahn Partners        06/21/2010              34,930                  349.30
Icahn Partners        06/22/2010             161,733                1,617.33
Icahn Partners        06/23/2010              35,281                  352.81
Icahn Partners        06/24/2010              60,983                  609.83
Icahn Partners        06/25/2010              48,234                  482.34
Icahn Partners        06/28/2010              43,173                  431.73
Icahn Partners        06/29/2010              87,222                  872.22
Icahn Partners        06/30/2010             145,545                1,455.45
Icahn Partners        07/01/2010             138,152                1,381.52
Icahn Partners        07/02/2010             177,050                1,770.50
Icahn Partners        07/06/2010             157,069                1,570.69
Icahn Partners        07/07/2010              34,904                  349.04
Icahn Partners        07/08/2010              47,032                  470.32
Icahn Partners        07/09/2010              15,238                  152.38
Icahn Partners        07/12/2010              31,030                  310.30
Icahn Partners        07/13/2010              59,228                  592.28
Icahn Partners        07/14/2010              65,191                  651.91
Icahn Partners        07/15/2010              26,978                  269.78
Icahn Partners        07/19/2010               3,538                   35.38
Icahn Partners        07/20/2010              34,905                  349.05
Icahn Partners        07/21/2010              34,905                  349.05
Icahn Partners        07/22/2010              69,807                  698.07
Icahn Partners        07/23/2010              61,585                  615.85
Icahn Partners        07/26/2010              72,818                  728.18
Icahn Partners        07/27/2010              61,116                  611.16
Icahn Partners        07/28/2010              21,428                  214.28
Icahn Partners        07/29/2010             106,953                1,069.53
Icahn Partners        07/30/2010              22,918                  229.18
Icahn Partners        08/02/2010              10,724                  107.24
Icahn Partners        08/03/2010              10,845                  108.45
Icahn Partners        08/04/2010              16,439                  164.39
Icahn Partners        08/05/2010               8,491                   84.91
Icahn Partners        08/06/2010              12,324                  123.24
Icahn Partners        08/09/2010              13,408                  134.08
Icahn Partners        08/10/2010              16,150                  161.50
Icahn Partners        08/11/2010              25,901                  259.01
Icahn Partners        08/12/2010              33,708                  337.08
Icahn Partners        08/13/2010              30,472                  304.72
Icahn Partners        08/16/2010              30,471                  304.71
Icahn Partners        08/17/2010              23,926                  239.26
Icahn Partners        08/18/2010              30,472                  304.72

Icahn Master          06/07/2010              40,340                  403.40
Icahn Master          06/08/2010              51,500                  515.00
Icahn Master          06/09/2010              32,248                  322.48
Icahn Master          06/10/2010              68,668                  686.68
Icahn Master          06/11/2010              63,959                  639.59
Icahn Master          06/14/2010              46,316                  463.16
Icahn Master          06/15/2010              97,851                  978.51
Icahn Master          06/16/2010              68,668                  686.68
Icahn Master          06/17/2010              43,260                  432.60
Icahn Master          06/18/2010              68,667                  686.67
Icahn Master          06/21/2010              41,201                  412.01
Icahn Master          06/22/2010             190,765                1,907.65
Icahn Master          06/23/2010              41,611                  416.11
Icahn Master          06/24/2010              71,931                  719.31
Icahn Master          06/25/2010              56,890                  568.90
Icahn Master          06/28/2010              50,922                  509.22
Icahn Master          06/29/2010             102,877                1,028.77
Icahn Master          06/30/2010             171,668                1,716.68
Icahn Master          07/02/2010             194,521                1,945.21
Icahn Master          07/06/2010             177,711                1,777.11
Icahn Master          07/07/2010              39,491                  394.91
Icahn Master          07/08/2010              53,211                  532.11
Icahn Master          07/09/2010              17,242                  172.42
Icahn Master          07/12/2010              35,110                  351.10
Icahn Master          07/13/2010              67,010                  670.10
Icahn Master          07/14/2010              73,758                  737.58
Icahn Master          07/15/2010              30,521                  305.21
Icahn Master          07/19/2010               4,003                   40.03
Icahn Master          07/20/2010              39,491                  394.91
Icahn Master          07/21/2010              39,491                  394.91
Icahn Master          07/22/2010              78,983                  789.83
Icahn Master          07/23/2010              69,676                  696.76
Icahn Master          07/26/2010              82,387                  823.87
Icahn Master          07/27/2010              69,148                  691.48
Icahn Master          07/28/2010              24,244                  242.44
Icahn Master          07/29/2010             121,008                1,210.08
Icahn Master          07/30/2010              25,930                  259.30
Icahn Master          08/02/2010              25,477                  254.77
Icahn Master          08/03/2010              12,300                  123.00
Icahn Master          08/04/2010              18,647                  186.47
Icahn Master          08/05/2010               9,632                   96.32
Icahn Master          08/06/2010              13,979                  139.79
Icahn Master          08/09/2010              15,208                  152.08
Icahn Master          08/10/2010              18,320                  183.20
Icahn Master          08/11/2010              29,378                  293.78
Icahn Master          08/12/2010              38,235                  382.35
Icahn Master          08/13/2010              34,564                  345.64
Icahn Master          08/16/2010              34,565                  345.65
Icahn Master          08/17/2010              27,137                  271.37
Icahn Master          08/18/2010              34,564                  345.64

Icahn Master II       06/07/2010              14,121                  141.21
Icahn Master II       06/08/2010              18,029                  180.29
Icahn Master II       06/09/2010              11,287                  112.87
Icahn Master II       06/10/2010              24,037                  240.37
Icahn Master II       06/11/2010              22,389                  223.89
Icahn Master II       06/14/2010              16,213                  162.13
Icahn Master II       06/15/2010              34,253                  342.53
Icahn Master II       06/16/2010              24,037                  240.37
Icahn Master II       06/17/2010              15,144                  151.44
Icahn Master II       06/18/2010              24,037                  240.37
Icahn Master II       06/21/2010              14,423                  144.23
Icahn Master II       06/22/2010              66,777                  667.77
Icahn Master II       06/23/2010              14,566                  145.66
Icahn Master II       06/24/2010              25,179                  251.79
Icahn Master II       06/25/2010              19,916                  199.16
Icahn Master II       06/28/2010              17,825                  178.25
Icahn Master II       06/29/2010              36,011                  360.11
Icahn Master II       06/30/2010              60,094                  600.94
Icahn Master II       07/23/2010              18,851                  188.51
Icahn Master II       07/26/2010              23,737                  237.37
Icahn Master II       07/27/2010              19,923                  199.23
Icahn Master II       07/28/2010               6,985                   69.85
Icahn Master II       07/29/2010              34,866                  348.66
Icahn Master II       07/30/2010               7,472                   74.72
Icahn Master II       08/02/2010              25,259                  252.59
Icahn Master II       08/03/2010               3,585                   35.85
Icahn Master II       08/04/2010               5,437                   54.37
Icahn Master II       08/05/2010               2,808                   28.08
Icahn Master II       08/06/2010               4,075                   40.75
Icahn Master II       08/09/2010               4,434                   44.34
Icahn Master II       08/10/2010               5,340                   53.40
Icahn Master II       08/11/2010               8,566                   85.66
Icahn Master II       08/12/2010              11,147                  111.47
Icahn Master II       08/13/2010              10,076                  100.76
Icahn Master II       08/16/2010              10,076                  100.76
Icahn Master II       08/17/2010               7,913                   79.13
Icahn Master II       08/18/2010              10,076                  100.76

Icahn Master III      06/07/2010               5,333                   53.33
Icahn Master III      06/08/2010               6,808                   68.08
Icahn Master III      06/09/2010               4,263                   42.63
Icahn Master III      06/10/2010               9,077                   90.77
Icahn Master III      06/11/2010               8,455                   84.55
Icahn Master III      06/14/2010               6,123                   61.23
Icahn Master III      06/15/2010              12,935                  129.35
Icahn Master III      06/16/2010               9,077                   90.77
Icahn Master III      06/17/2010               5,719                   57.19
Icahn Master III      06/18/2010               9,077                   90.77
Icahn Master III      06/21/2010               5,446                   54.46
Icahn Master III      06/22/2010              25,218                  252.18
Icahn Master III      06/23/2010               5,501                   55.01
Icahn Master III      06/24/2010               9,509                   95.09
Icahn Master III      06/25/2010               7,520                   75.20
Icahn Master III      06/28/2010               6,731                   67.31
Icahn Master III      06/29/2010              13,600                  136.00
Icahn Master III      06/30/2010              22,693                  226.93
Icahn Master III      07/01/2010              37,848                  378.48
Icahn Master III      07/02/2010              28,429                  284.29
Icahn Master III      07/06/2010              25,220                  252.20
Icahn Master III      07/07/2010               5,605                   56.05
Icahn Master III      07/08/2010               7,551                   75.51
Icahn Master III      07/09/2010               2,446                   24.46
Icahn Master III      07/12/2010               4,982                   49.82
Icahn Master III      07/13/2010               9,511                   95.11
Icahn Master III      07/14/2010              10,467                  104.67
Icahn Master III      07/15/2010               4,331                   43.31
Icahn Master III      07/19/2010                 569                    5.69
Icahn Master III      07/20/2010               5,604                   56.04
Icahn Master III      07/21/2010               5,604                   56.04
Icahn Master III      07/22/2010              11,210                  112.10
Icahn Master III      07/23/2010               9,888                   98.88
Icahn Master III      07/26/2010              11,692                  116.92
Icahn Master III      07/27/2010               9,813                   98.13
Icahn Master III      07/28/2010               3,441                   34.41
Icahn Master III      07/29/2010              17,173                  171.73
Icahn Master III      07/30/2010               3,680                   36.80
Icahn Master III      08/02/2010                 873                    8.73
Icahn Master III      08/03/2010               1,740                   17.40
Icahn Master III      08/04/2010               2,636                   26.36
Icahn Master III      08/05/2010               1,363                   13.63
Icahn Master III      08/06/2010               1,977                   19.77
Icahn Master III      08/09/2010               2,150                   21.50
Icahn Master III      08/10/2010               2,590                   25.90
Icahn Master III      08/11/2010               4,155                   41.55
Icahn Master III      08/12/2010               5,404                   54.04
Icahn Master III      08/13/2010               4,888                   48.88
Icahn Master III      08/16/2010               4,888                   48.88
Icahn Master III      08/17/2010               3,835                   38.35
Icahn Master III      08/18/2010               4,888                   48.88

                                                                         ANNEX B
                                                                    ATTACHMENT 1
INFORMATION  ABOUT  NOMINEES
----------------------------

NAME:                    Jose  Maria  Alapont

AGE:                     60

BUSINESS                 26555  Northwestern  Highway
ADDRESS:                 Southfield,  Michigan  48033

RESIDENCE                [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION     See  below
OR  EMPLOYMENT:

CITIZENSHIP:             Spain

Jose Maria Alapont has been president, chief executive officer and a director of Federal-Mogul Corporation ("Federal-Mogul"), a supplier of automotive products, since March 2005. Mr. Alapont served as chairman of the board of directors of Federal-Mogul from 2005 to 2007. He has more than 35 years of global leadership experience in both vehicle manufacturers and suppliers with business and operations responsibilities in the Americas, Asia Pacific, Europe, Middle East and Africa regions.

Mr. Alapont, between 2003 and 2005 was chief executive officer and a member of the board of directors of Fiat IVECO, the manufacturer of light, medium and heavy-duty commercial vehicles, engines, passenger transport, defense and fire-fighting vehicles.

He served in various key executive positions at Delphi Corporation, a global automotive supplier from 1997 to 2003. He began at Delphi as executive director of international operations. In 1999, Mr. Alapont was named president of Delphi Europe, Middle East and Africa and a vice president of Delphi Corporation and also became a member of the Delphi Strategy Board, the company's top policy-making group. In 2003, Mr. Alapont was named president of Delphi's international operations, and vice president of sales and marketing.

Mr. Alapont, from 1990 to 1997, served in several executive roles and was a member of the Strategy Board at Valeo, a global automotive supplier. He started at Valeo as managing director of engine cooling systems, Spain. In 1991, Mr. Alapont was named executive director of Valeo's worldwide heavy-duty engine cooling operations. In 1992, he became group vice president of Valeo's worldwide clutch and transmission components division. He was named group vice president of the company's worldwide lighting systems division in 1996.

Mr. Alapont began and developed his automotive career from 1974 to 1989 at Ford Motor Company, and over the course of 15 years, starting at Ford of Spain, progressed through different management and executive positions in quality, testing and validation, manufacturing and purchasing positions at Ford of Europe.

A native of Spain, Mr. Alapont earned degrees in industrial engineering from the Technical School of Valencia in Spain and in philology from the University of Valencia in Spain.

Mr. Alapont has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D and indirectly through an investment in Icahn Partners LP. Other than in respect of such investment (to the extent applicable), Mr. Alapont does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation.

                                                                         ANNEX B
                                                                    ATTACHMENT 2

INFORMATION  ABOUT  NOMINEES

NAME:                    Gary  Meyers

AGE:                     46

BUSINESS                 None
ADDRESS:

RESIDENCE                [REDACTED]
ADDRESS:

PRINCIPAL  OCCUPATION    See  below
OR  EMPLOYMENT:

CITIZENSHIP:             United  States  of  America


Mr. Gary Meyers has been a director of Exar Corporation, a public semiconductor company serving the datacom, storage, consumer and industrial markets, since May 2008. Mr. Meyers also currently sits on the board of directors of Oasys Design Systems, a private EDA tool supplier. Mr. Meyers served as Vice President and General Manager, Synplicity Business Group of Synopsys, Inc., a leading supplier of electronic design automation software, from May 2008 through April 2010. Prior to its acquisition by Synopsys in May 2008, Mr. Meyers served as President and Chief Executive Officer of Synplicity, Inc. ("Synplicity"), a public supplier of EDA tools serving the programmable logic market since October 2004, and as a member of the board of directors of Synplicity since January 2005. From August 2004 to October 2004, he served as Synplicity's President and Chief Operating Officer, and from November 1999 to August 2004, Mr. Meyers served as Synplicity's Vice President of Worldwide Sales. Mr. Meyers served on the board of directors of SpiraTech Limited, a UK-based EDA tool supplier, prior to its acquisition by Mentor Graphics Corporation. He also held a number of different executive management positions at LSI Corporation, a provider of silicon, systems and software technologies. Mr. Meyers has an MBA from UCLA, and he received his BSEE from the University of Maryland.

Mr. Meyers has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D. Mr. Meyers does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation.

                                                                         ANNEX B
                                                                    ATTACHMENT 3

INFORMATION  ABOUT  NOMINEES

NAME:                    David Schechter

AGE:                     35

BUSINESS                 Icahn  Capital  LP,  767  Fifth  Avenue,  47th
ADDRESS:                 Floor,  New  York,  NY  10153

RESIDENCE                [REDACTED]
ADDRESS:

PRINCIPAL OCCUPATION     See  below
OR  EMPLOYMENT:

CITIZENSHIP:             United  States  of  America

Mr. Schechter currently is responsible for co-executing a small/mid cap investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages third party investment funds. Prior to April 2010, Mr. Schechter served as a Managing Director for Icahn Capital LP and in a variety of investment advisory roles for Mr. Icahn since 2004, providing investment and strategic advice across multiple industries, asset classes, and geographies. Mr. Schechter serves on the board of directors of The Hain Celestial Group, Inc, a natural and organic food and personal care products company, Federal-Mogul Corp, an automotive parts supplier, WestPoint International, Inc., a manufacturer of bed and bath home fashion products, and XO Holdings, Inc., a telecommunications services provider. With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Schechter previously served as a director of WCI Communities, Inc., a homebuilding company, and BKF Capital Group, Inc., an investment advisory business. Prior to joining Mr. Icahn in January 2004, Mr. Schechter served as a Vice President of Global Special Situations at Citigroup, a unit responsible for making proprietary investments in distressed situations. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997.

In connection with his employment by Icahn Capital LP, David Schechter has a participatory interest in the profits derived by its affiliated entities from their investment in certain companies, including the Corporation. The participatory interest of Mr. Schechter entitles him to 5.1% of the aggregate profits from such investments after an 8% hurdle rate is achieved. Other than in respect of such participatory interest (to the extent applicable), Mr. Schechter does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation.

                                                                         ANNEX C


The written consent of each Nominee to being named as a nominee for election as a director of the Corporation and to serve as a director if elected is attached to this Annex C. If the Corporation requests original signed statements of consents, the Record Holders will provide them.

                                                                         ANNEX C
                                                                    ATTACHMENT 1


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Mentor Graphics Corporation (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to shareholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from shareholders of the Company to be voted at the 2011 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February  9,  2011


/s/ Jose  Maria  Alapont
------------------------
Name:  Jose  Maria  Alapont

                                                                         ANNEX C
                                                                    ATTACHMENT 2
                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Mentor Graphics Corporation (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to shareholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from shareholders of the Company to be voted at the 2011 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February  9,  2011


/s/ Gary  Meyers
----------------
Name:  Gary  Meyers

                                                                         ANNEX C
                                                                    ATTACHMENT 3


                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Mentor Graphics Corporation (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to shareholders of the Company by High River Limited Partnership ("High River"), Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III", and collectively with High River, Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from shareholders of the Company to be voted at the 2011 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated:  February  9,  2011


/s/ David  Schechter
--------------------
Name:  David  Schechter

                                                                         ANNEX D


Attached to this Annex D is the form of agreement pursuant to which an affiliate of the Record Holders has agreed to indemnify certain Nominees with respect to certain costs incurred by such Nominees in connection with the proxy contest relating to the Annual Meeting.

                                ICAHN CAPITAL LP

                                February 9, 2011

Dear  Mr.  ___________________:

     This  will  confirm  our  understanding  as  follows:

     You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") to stand for election as directors of Mentor Graphics Corporation ("Mentor Graphics") in connection with a proxy contest with management of Mentor Graphics in respect of the election of directors of Mentor Graphics at the 2011 Annual Meeting of Shareholders of Mentor Graphics (the "Annual Meeting"), expected to be held on or about May 12, 2011, or a special meeting of shareholders of Mentor Graphics called for a similar purpose (the "Proxy Contest").

     Icahn  Capital  LP  ("Icahn") agrees to pay the costs of the Proxy Contest.

     You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Mentor Graphics and for use in creating the proxy material to be sent to shareholders of Mentor Graphics and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Jesse A. Lynn, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4331, Fax: (917)
591-3310, Email: jlynn@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to Mentor Graphics informing Mentor Graphics that you consent to being nominated by Icahn for election as a director of Mentor Graphics and, if elected, consent to serving as a director of Mentor Graphics. Upon being notified that we have chosen you, we may forward that consent and your completed questionnaire (or summaries thereof) to Mentor Graphics.

     Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of Mentor Graphics on the Slate (a "Proceeding") or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys' costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to the later of (x) such election and (y) the date you become a director of Mentor Graphics, and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to Mentor Graphics' Board of Directors or for any actions taken by you as a director of Mentor Graphics, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

     Each of us recognizes that should you be elected to the Board of Directors of Mentor Graphics all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the shareholders of Mentor Graphics and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Mentor Graphics.




     Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very  truly  yours,

ICAHN  CAPITAL  LP


By:  __________________________
     Name:  Edward  E.  Mattner
     Title:  Authorized  Signatory




Agreed  to  and  Accepted  as
of  the  date  first  above  written:


__________________________
Name: